Exhibit 99.1

April 26, 2019	FOR MORE INFORMATION CONTACT
Matt Kerin (281) 589-4642

Cabot Oil & Gas Corporation Announces First-Quarter 2019 Results, Increases Dividend by 29 Percent

HOUSTON, April 26, 2019/PRNewswire/ -- Cabot Oil & Gas Corporation (NYSE: COG) (“Cabot” or the “Company”) today reported financial and operating results for the first-quarter of 2019.

“For the quarter, Cabot generated record levels of operating cash flow, free cash flow, adjusted net income, and production, resulting from continued operational success, disciplined capital allocation and cost control, and strong price realizations,” stated Dan O. Dinges, Chairman, President and Chief Executive Officer. “For the full-year, we remain on track to deliver earnings per share growth, return on capital employed, and a free cash flow yield that are extremely attractive when compared across all sectors of the market.”

First-Quarter 2019 Highlights

•	Net income of $262.8 million (or $0.62 per share); adjusted net income (non-GAAP) of $307.8 million (or $0.73 per share)

•	Net cash provided by operating activities of $585.3 million; discretionary cash flow (non-GAAP) of $505.9 million

•	Free cash flow (non-GAAP) of $308.4 million

•	Return on capital employed (ROCE) (non-GAAP) for the trailing twelve months of 20.4 percent

•	Daily equivalent production of 2,276 million cubic feet equivalent (Mmcfe) per day, an increase of 21 percent relative to the prior-year comparable quarter (25 percent on a divestiture-adjusted basis)

•	Improved operating expenses per unit by six percent relative to the prior-year comparable quarter

•	Announced a 29 percent dividend increase, the Company’s fourth dividend increase in the last two years

See the supplemental tables at the end of this press release for a reconciliation of non-GAAP measures including adjusted net income, discretionary cash flow, EBITDAX, free cash flow, net debt to adjusted capitalization ratio, and ROCE.

First-Quarter 2019 Financial Results

First-quarter 2019 daily equivalent production was 2,276 Mmcfe per day (100 percent natural gas), exceeding the high-end of the Company’s guidance range and representing a 21 percent increase relative to the first-quarter of 2018. On a divestiture-adjusted basis, first-quarter 2019 daily equivalent production increased 25 percent relative to the prior-year comparable quarter.

First-quarter 2019 net income was $262.8 million, or $0.62 per share, compared to net income of $117.2 million, or $0.26 per share, in the prior-year period. First-quarter 2019 adjusted net income (non-GAAP) was $307.8 million, or $0.73 per share, compared to adjusted net income of $128.5 million, or $0.28 per share, in the prior-year period. First-quarter 2019 EBITDAX (non-GAAP) was $513.7 million, compared to $278.6 million in the prior-year period.

First-quarter 2019 net cash provided by operating activities was $585.3 million, compared to $272.8 million in the prior-year period. First-quarter 2019 discretionary cash flow (non-GAAP) was $505.9 million, compared to $280.3 million in the prior-year period. First-quarter 2019 free cash flow (non-GAAP) was $308.4 million, compared to $88.6 million in the prior-year period.

First-quarter 2019 natural gas price realizations, including the impact of derivatives, were $3.35 per thousand cubic feet (Mcf), an increase of 37 percent compared to the prior-year period. Excluding the impact of derivatives, first-quarter 2019 natural gas price realizations were $3.09 per Mcf, representing a $0.06 discount to NYMEX settlement prices compared to a $0.50 discount in the prior-year comparable quarter. “Given our access to high seasonal demand in the Mid-Atlantic market and improving regional basis differentials, Cabot recognized its best corporate-wide differential since the second-quarter of 2013,” commented Dinges.

First-quarter 2019 operating expenses (including financing) decreased to $1.48 per thousand cubic feet equivalent (Mcfe), a six percent improvement compared to the prior-year period.

Cabot incurred a total of $204.3 million of capital expenditures in the first-quarter of 2019 including $202.4 million of drilling and facilities capital, $0.6 million of leasehold acquisition capital, and $1.3 million of other capital. Additionally, the Company contributed $1.8 million to its equity method pipeline investments. See the supplemental table at the end of this press release reconciling the capital expenditures during the first-quarter of 2019.

Dividend Increase

Cabot’s Board of Directors has approved a 29 percent increase in its quarterly cash dividend to $0.09 per share on the Company’s common stock, resulting in the fourth dividend increase in the last two years. The dividend will be paid on May 29, 2019 to all shareholders of record as of the close of business on May 15, 2019. “Our capital allocation strategy remains focused on returning at least 50 percent of our free cash flow to shareholders annually through the combination of a growing dividend and share repurchases,” highlighted

Dinges. “Even when stress-testing our five-year plan to natural gas prices that are significantly below the current forward curve, Cabot’s anticipated free cash flow profile would enable the Company to continue to grow its dividend over time to a yield that is competitive relative to the broader equity market.”

Financial Position and Liquidity

As of March 31, 2019, Cabot had total debt of $1.2 billion and cash on hand of $314.9 million. The Company's debt-to-total capitalization ratio and debt-to-trailing twelve months EBITDAX ratio were 34.4 percent and 0.8x, respectively, compared to 37.0 percent and 1.0x as of December 31, 2018.

On April 22, 2019, the Company closed on an amended and restated unsecured revolving credit facility (the “Credit Facility”) that matures in April 2024, with an additional one year extension provision. The borrowing base under the Credit Facility remained unchanged from the Company’s prior revolving credit facility at $3.2 billion, while the Company elected to reduce its available commitments to $1.5 billion. The Company currently has no debt outstanding under the Credit Facility, resulting in over $1.8 billion of liquidity as of the closing of this Credit Facility.

Second-Quarter and Full-Year 2019 Guidance Update

Cabot has provided its second-quarter 2019 production guidance range of 2,300 to 2,350 Mmcfe per day. The Company has also reiterated its 2019 production growth guidance of 20 percent and its capital budget of $800 million. Additionally, the Company has updated its guidance on estimated key financial metrics for 2019 in the table below.

Estimated 2019 Key Financial Metrics (1)	$2.50 NYMEX	$2.75 NYMEX	$3.00 NYMEX
Adjusted Earnings Per Share Growth (%)	25% - 35%	45% - 55%	65% - 75%
Free Cash Flow ($mm)	$500 - $550	$600 - $650	$700 - $750
Return on Capital Employed (%)	20% - 21%	22% - 23%	24% - 25%

(1) Ranges for estimated key financial metrics based on guidance ranges for operating expenses

For further disclosure on Cabot's natural gas pricing exposure by index and cost guidance, please see the current Guidance slide in the Investor Relations section of the Company's website.

Conference Call Webcast

A conference call is scheduled for Friday, April 26, 2019, at 9:30 a.m. Eastern Time to discuss first-quarter 2019 financial and operating results. To access the live audio webcast, please visit the Investor Relations section of the Company's website. A replay of the call will also be available on the Company's website.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas, is a leading independent natural gas producer with its entire resource base located in the continental United States. For additional information, visit the Company's website at www.cabotog.com.

This press release includes forward‐looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements regarding future financial and operating performance and results, returns to shareholders, strategic pursuits and goals, market prices, future hedging and risk management activities, and other statements that are not historical facts contained in this report are forward-looking statements. The words "expect", "project", "estimate", "believe", "anticipate", "intend", "budget", "plan", "forecast", “outlook”, "predict", "may", "should", "could", "will" and similar expressions are also intended to identify forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, market factors, market prices (including geographic basis differentials) of natural gas and crude oil, results of future drilling and marketing activity, future production and costs, legislative and regulatory initiatives, electronic, cyber or physical security breaches and other factors detailed herein and in our other Securities and Exchange Commission (SEC) filings. See "Risk Factors" in Item 1A of the Form 10-K and subsequent public filings for additional information about these risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to correct or update any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by applicable law.

FOR MORE INFORMATION CONTACT
Matt Kerin (281) 589-4642

OPERATING DATA

	Three Months Ended March 31,
	2019	2018
PRODUCTION VOLUMES
Natural gas (Bcf)	204.8	164.6
Crude oil and condensate (Mbbl)	—	754.0
Natural gas liquids (NGLs) (Mbbl)	—	75.1
Equivalent production (Bcfe)	204.8	169.6
Daily equivalent production (Mmcfe/day)	2,276	1,884

AVERAGE SALES PRICE
Natural gas, including hedges ($/Mcf)	$3.35	$2.44
Natural gas, excluding hedges ($/Mcf)	$3.09	$2.50
Crude oil and condensate, including hedges ($/Bbl)	$—	$63.61
Crude oil and condensate, excluding hedges ($/Bbl)	$—	$64.61
NGL ($/Bbl)	$—	$23.75

AVERAGE UNIT COSTS ($/Mcfe)
Direct operations	$0.09	$0.12
Transportation and gathering	0.67	0.66
Taxes other than income	0.03	0.04
Exploration	0.03	0.02
Depreciation, depletion and amortization	0.45	0.48
General and administrative (excluding stock-based compensation)	0.08	0.11
Stock-based compensation	0.07	0.03
Interest expense	0.06	0.12
	$1.48	$1.58

WELLS DRILLED (1)
Gross	25	15
Net	25.0	15.0

WELLS COMPLETED (1)
Gross	14	11
Net	14.0	11.0
_______________________________________________________________________________

(1)	Wells drilled represents wells drilled to total depth during the period. Wells completed includes wells completed during the period, regardless of when they were drilled.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2019	2018
OPERATING REVENUES
Natural gas	$633,174	$412,108
Crude oil and condensate	—	48,722
Gain on derivative instruments	8,257	5,577
Brokered natural gas	—	4,950
Other	250	1,870
	641,681	473,227
OPERATING EXPENSES
Direct operations	18,334	20,070
Transportation and gathering	137,333	112,125
Brokered natural gas	—	4,950
Taxes other than income	5,847	7,190
Exploration	6,044	3,617
Depreciation, depletion and amortization	92,258	82,128
General and administrative (excluding stock-based compensation)	15,958	18,613
Stock-based compensation(1)	15,132	5,447
	290,906	254,140
Earnings (loss) on equity method investments	3,684	(994)
Loss on sale of assets	(1,500)	(41,049)
INCOME FROM OPERATIONS	352,959	177,044
Interest expense, net	12,181	20,058
Other expense	144	114
Income before income taxes	340,634	156,872
Income tax expense	77,871	39,641
NET INCOME	$262,763	$117,231
Earnings per share - Basic	$0.62	$0.26
Weighted-average common shares outstanding	423,116	459,715
_______________________________________________________________________________

(1)	Includes the impact of our performance share awards and restricted stock.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)	March 31, 2019	December 31, 2018
ASSETS
Current assets	$680,191	$544,545
Properties and equipment, net (Successful efforts method)	3,574,622	3,463,606
Other assets	226,734	190,678
	$4,481,547	$4,198,829

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$240,315	$287,264
Long-term debt, net	1,219,338	1,226,104
Deferred income taxes	546,559	458,597
Other liabilities	154,396	138,705
Stockholders' equity	2,320,939	2,088,159
	$4,481,547	$4,198,829

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
(In thousands)	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$262,763	$117,231
Deferred income tax expense	88,002	64,287
Loss on sale of assets	1,500	41,049
Exploratory dry hole cost	13	(60)
Gain on derivative instruments	(8,257)	(5,577)
Net cash received (paid) in settlement of derivative instruments	52,980	(26,131)
Income charges not requiring cash	108,866	89,501
Changes in assets and liabilities	79,420	(7,540)
Net cash provided by operating activities	585,287	272,760

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(195,650)	(156,257)
Proceeds from sale of assets	2,346	646,545
Investment in equity method investments	(1,828)	(35,418)
Net cash provided by (used in) investing activities	(195,132)	454,870

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) of debt	(7,000)	—
Treasury stock repurchases	(31,378)	(207,134)
Dividends paid	(29,605)	(27,647)
Tax withholdings on vesting of stock awards	(9,570)	(7,968)
Net cash used in financing activities	(77,553)	(242,749)

Net increase in cash and cash equivalents	$312,602	$484,881

Explanation and Reconciliation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, we believe certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of our peers and of prior periods. In addition, we believe these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.

We have also included herein certain forward-looking non-GAAP financial measures. Due to the forward-looking nature of these non-GAAP financial measures, we cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in capital. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures. Reconciling items in future periods could be significant.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings Per Share

Adjusted Net Income and Adjusted Earnings per Share are presented based on our belief that these non-GAAP measures enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. Adjusted Net Income and Adjusted Earnings per Share are not measures of financial performance under GAAP and should not be considered as alternatives to net income and earnings per share, as defined by GAAP.

	Three Months Ended March 31,
(In thousands, except per share amounts)	2019	2018
As reported - net income	$262,763	$117,231
Reversal of selected items:
Loss on sale of assets	1,500	41,049
(Gain) loss on derivative instruments(1)	44,723	(31,708)
Stock-based compensation expense	15,132	5,447
Interest expense related to income tax reserves	(3,052)	—
Tax effect on selected items	(13,313)	(3,481)
Adjusted net income	$307,753	$128,538
As reported - earnings per share	$0.62	$0.26
Per share impact of selected items	0.11	0.02
Adjusted earnings per share	$0.73	$0.28
Weighted-average common shares outstanding	423,116	459,715
_______________________________________________________________________________

(1)	This amount represents the non-cash mark-to-market changes of our commodity derivative instruments recorded in Gain on derivative instruments in the Condensed Consolidated Statement of Operations.

Return on Capital Employed

Return on Capital Employed (ROCE) is defined as adjusted net income (defined above) plus after-tax net interest expense divided by average capital employed, which is defined as total debt plus stockholders’ equity. ROCE is presented based on our belief that this non-GAAP measure is useful information to investors when comparing our profitability and the efficiency with which we have employed capital over time relative to other companies. ROCE is not a measure of financial performance under GAAP and should not be considered an alternative to net income.

	Twelve Months Ended March 31,
(In thousands)	2019	2018
Interest expense, net	$65,324	$81,418
Interest expense related to income tax reserves (1)	(64)	—
Tax benefit	(15,140)	(27,393)
After-tax interest expense, net (A)	50,120	54,025

As reported - net income (loss)	702,575	111,904
Adjustments to as reported - net income, net of tax	7,753	172,096
Adjusted net income (B)	710,328	284,000

Adjusted net income before interest expense, net (A + B)	$760,448	$338,025

Total debt - beginning of twelve month period	$1,522,231	$1,520,870
Stockholders’ equity - beginning of twelve month period	2,406,516	2,707,179
Capital employed - beginning of twelve month period	3,928,747	4,228,049

Total debt - end of twelve month period	1,219,338	1,522,231
Stockholders’ equity - end of twelve month period	2,320,939	2,406,516
Capital employed - end of twelve month period	3,540,277	3,928,747

Average capital employed (C)	$3,734,512	$4,078,398

Return on average capital employed (ROCE) (A+B) / C	20.4%	8.3%
_______________________________________________________________________________

(1)	Interest expense related to income tax reserves is included in the adjustments to as reported - net income, net of tax.

Discretionary Cash Flow and Free Cash Flow Calculation and Reconciliation

Discretionary Cash Flow is defined as net cash provided by operating activities excluding changes in assets and liabilities. Discretionary Cash Flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities, pay dividends and service debt. Discretionary Cash Flow is presented based on our belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies that use the full cost method of accounting for oil and gas producing activities or have different financing and capital structures or tax rates. Discretionary Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities, as defined by GAAP, or as a measure of liquidity, or an alternative to net income.

Free Cash Flow is defined as Discretionary Cash Flow (defined above) less capital expenditures and investment in equity method investments. Free Cash Flow is an indicator of a company's ability to generate cash flow after spending the money required to maintain or expand its asset base. Free Cash Flow is presented based on our belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies. Free Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities, as defined by GAAP, or as a measure of liquidity, or an alternative to net income.

	Three Months Ended March 31,
(In thousands)	2019	2018
Net cash provided by operating activities	$585,287	$272,760
Changes in assets and liabilities	(79,420)	7,540
Discretionary cash flow	505,867	280,300
Capital expenditures	(195,650)	(156,257)
Investment in equity method investments	(1,828)	(35,418)
Free cash flow	$308,389	$88,625

EBITDAX Calculation and Reconciliation

EBITDAX is defined as net income plus interest expense, other expense, income tax expense, depreciation, depletion and amortization (including impairments), exploration expense, loss on sale of assets, non-cash gain and loss on derivative instruments, earnings and loss on equity method investments, cash distributions received from equity method investments, and stock-based compensation expense. EBITDAX is presented based on our belief that this non-GAAP measure is useful information to investors when evaluating our ability to internally fund exploration and development activities and to service or incur debt without regard to financial or capital structure. EBITDAX is not a measure of financial performance under GAAP and should not be considered as alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Three Months Ended March 31,
(In thousands)	2019	2018
Net income	$262,763	$117,231
Plus (less):
Interest expense, net	12,181	20,058
Other expense	144	114
Income tax expense	77,871	39,641
Depreciation, depletion and amortization	92,258	82,128
Exploration	6,044	3,617
Loss on sale of assets	1,500	41,049
Non-cash (gain) loss on derivative instruments	44,723	(31,708)
(Earnings) loss on equity method investments	(3,684)	994
Equity method investment distributions	4,729	—
Stock-based compensation	15,132	5,447
EBITDAX	$513,661	$278,571

Net Debt Reconciliation

The total debt to total capitalization ratio is calculated by dividing total debt by the sum of total debt and total stockholders’ equity. This ratio is a measurement which is presented in our annual and interim filings and we believe this ratio is useful to investors in determining our leverage. Net Debt is calculated by subtracting cash and cash equivalents from total debt. Net Debt and the Net Debt to Adjusted Capitalization ratio are non-GAAP measures which we believe are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire debt. Additionally, as we may incur additional expenditures without increasing debt, it is appropriate to apply cash and cash equivalents to debt in calculating the Net Debt to Adjusted Capitalization ratio.

(In thousands)	March 31, 2019	December 31, 2018
Total debt	$1,219,338	$1,226,104
Stockholders’ equity	2,320,939	2,088,159
Total capitalization	$3,540,277	$3,314,263

Total debt	$1,219,338	$1,226,104
Less: Cash and cash equivalents	(314,889)	(2,287)
Net debt	$904,449	$1,223,817

Net debt	$904,449	$1,223,817
Stockholders’ equity	2,320,939	2,088,159
Total adjusted capitalization	$3,225,388	$3,311,976

Total debt to total capitalization ratio	34.4%	37.0%
Less: Impact of cash and cash equivalents	6.4%	—%
Net debt to adjusted capitalization ratio	28.0%	37.0%
Capital Expenditures

	Three Months Ended March 31,
(In thousands)	2019	2018
Cash paid for capital expenditures	$195,650	$156,257
Change in accrued capital costs	8,634	11,032
Exploratory dry hole cost	(13)	60
Capital expenditures	$204,271	$167,349